EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 13, 2005 to this Registration Statement on Form SB-2 and related prospectus of Unicorp, Inc. for the registration of shares of its common stock.

Thomas Leger & Co., L.L.P.

Houston, Texas
February 8, 2006